RESIGNATION

The undersigned, Todd H Lahr hereby resigns as a President and Director of BlackStar Enterprise Group, Inc. ("the Company") effective the date below. Such resignation is voluntary and without dispute or disagreement as to the business, accounting, financial, and regulatory matters of the Company. I confirm that the company owes me no compensation, options, notes or warrants.

Effective the 8th day of February 2017

Todd H. Lahr

Todd H Lahr

RESIGNATION

The undersigned, Todd H Lahr hereby resigns as a Exec Vice President and Director of International Hedge Group, Inc. ("the Company") effective the date below. Such resignation is voluntary and without dispute or disagreement as to the business, accounting, financial, and regulatory matters of the Company. I confirm that the company owes me no compensation, options, notes or warrants.

Effective the 9th day of February 2017

Todd H Lahr

Todd H Lahr